EXHIBIT 99.1

HERITAGE FINANCIAL GROUP, INC. ANNOUNCES RESULTS OF SUBSCRIPTION, COMMUNITY AND SYNDICATED COMMUNITY OFFERINGS; HERITAGE FINANCIAL GROUP ANNOUNCES SHAREHOLDER AND MEMBER APPROVAL OF PLAN OF CONVERSION AND REORGANIZATION

ALBANY, GA, November 23, 2010 — Heritage Financial Group (the “Company”) (Nasdaq: HBOS) announced today that the Company’s shareholders and the members of Heritage MHC have each approved the plan of conversion and reorganization pursuant to which Heritage MHC will convert to a stock holding company form of organization. Heritage Financial Group, Inc. (“New Heritage Financial Group”) also announced the results of its offering of shares of common stock in connection with the conversion. The conversion and offering are expected to be completed on November 30, 2010, subject to receipt of final regulatory approvals, including approval of a final appraisal, and other customary closing conditions.

Upon completion of the conversion and offering, Heritage MHC and the Company will cease to exist and New Heritage Financial Group will become the parent holding company of the Heritage Bank of the South and will be wholly owned by public stockholders. New Heritage Financial Group expects to sell a total of 6,591,756 shares of common stock in the subscription, community and syndicated community offerings at $10.00 per share, including 327,677 shares to be purchased by the Bank’s Employee Stock Ownership Plan, for gross offering proceeds of $65.9 million. Orders for a total of 5,458,057 shares have been accepted in the syndicated community offering, and orders for 1,133,699 shares of common stock were received and accepted in the subscription and community offerings. All orders accepted in the subscription and community offerings will be filled in full.

As part of the conversion, each currently outstanding share of the Company’s common stock, other than shares held by Heritage MHC, will be converted into the right to receive 0.8377 shares of New Heritage Financial Group common stock. The exchange ratio ensures that, after the conversion and offering, the existing public shareholders will maintain approximately the same ownership interest in New Heritage Financial Group as they owned in the Company. Cash will be issued in lieu of fractional shares based on the offering price of $10.00. Total shares outstanding after the stock offering and the exchange will be approximately 8,780,640 shares.

The Company’s common stock will continue to trade on the Nasdaq Global Market under the trading symbol HBOS through November 29, 2010. On November 30, 2010, the shares of New Heritage Financial Group common stock will trade on the Nasdaq Global Market under the trading symbol HBOSD for a period of 20 trading days. Thereafter, the trading symbol will revert to HBOS.

Stock certificates for shares purchased in the subscription offering and community offering are expected to be mailed to subscribers on or about December 1, 2010. Current shareholders of the Company holding shares in street name or in book-entry form will receive shares of New Heritage Financial Group within their accounts. Current shareholders of the Company holding shares in certificated form will be mailed a letter of transmittal on or about December 3, 2010 and will receive their shares of New Heritage Financial Group common stock and cash in lieu of fractional shares after returning their stock certificates and a properly completed letter of transmittal to the Company’s transfer agent. The CUSIP # for the New Heritage Financial Group is 42726X102.

Keefe, Bruyette & Woods, Inc. managed the subscription and community offering and acted as sole book-running manager of the syndicated community offering. Sterne, Agee & Leach, Inc. acted as co-manager of the syndicated community offering. Silver Freedman & Taff, L.L.P. acted as legal counsel to the Company and New Heritage Financial Group in connection with the offering and conversion.

Heritage Financial Group is the mid-tier holding company for HeritageBank of the South, a community-oriented bank serving primarily South Georgia and North Central Florida through 16 full-service banking offices. For more information about the Company, visit HeritageBank of the South on the Web at www.eheritagebank.com and see Investor Relations under About Us.

Except for historical information contained herein, the matters included in this news release and other information in the Company’s filings with the Securities and Exchange Commission may contain certain “forward-looking statements,” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Reform Act of 1995 and include the statement for purposes of these safe harbor provisions.  Further information concerning the Company and its business, including additional factors that could materially affect our financial results, is included in our other filings with the SEC.

CONTACT:
Heritage Financial Group
Heritage Financial Group, Inc.
T. Heath Fountain
Senior Vice President and Chief Financial Officer
229-878-2055